Exhibit 4.2

[FACE OF NOTE]

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT AMONG THE WESTERN UNION COMPANY (THE “COMPANY”) AND THE DEALER MANAGERS NAMED THEREIN, DATED AS OF MARCH 30, 2010. THE COMPANY WILL PROVIDE A COPY OF THE REGISTRATION RIGHTS AGREEMENT TO A HOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO ITS PRINCIPAL PLACE OF BUSINESS.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY ACQUIRING THIS SECURITY, AGREES THAT, UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT, THIS SECURITY MAY ONLY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED (A) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THE WESTERN UNION COMPANY

5.253% Note Due April 1, 2020	CUSIP: [ ]
No. R-[ ]	$[ ]

The Western Union Company, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of [            ] ($[        ]), or such other amount as indicated on the Schedule of Exchanges of Notes attached hereto, on April 1, 2020.

Issue Date: March 30, 2010.

Interest Payment Dates: April 1 and October 1, commencing October 1, 2010.

Regular Record Dates: March 15 and September 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which shall for all purposes have the same effect as if set forth at this place.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:	THE WESTERN UNION COMPANY

By:
	Name:	Scott E. Stevens
	Title:	Senior Vice President and Treasurer

(Trustee’s Certificate of Authentication)

This is one of the Securities authorized to be issued pursuant to the Indenture referred to in this Note.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

THE WESTERN UNION COMPANY

5.253% Note Due April 1, 2020

1.	Definitions.

Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture dated as of November 17, 2006, as amended by the Supplemental Indenture dated September 6, 2007, between the Company and Wells Fargo Bank, National Association, as Trustee (as amended from time to time, the “Indenture”).

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Credit Facility” means the amended and restated credit agreement, dated as of September 28, 2007, among The Western Union Company, the banks named therein, as lenders, Wells Fargo Bank, National Association, as a syndication agent, and Citibank, N.A., as administrative agent, and any refinancings thereof.

“Guarantee Obligation” means as to any Person (the “Guaranteeing Person”), and without duplication, any obligation of (a) the Guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the Guaranteeing Person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing the payment or in effect guaranteeing the payment of any Indebtedness (the “Primary Obligations”) of any other third Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the Guaranteeing Person, whether or not contingent, (i) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such Primary Obligation or (2) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor or (iii) to purchase property,

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securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation; provided, however, that the term Guarantee Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) any bond or guarantee given by the Company or any Subsidiary on behalf of any Subsidiary solely for the performance of contractual obligations with customers or on behalf of customers in the ordinary course of business. The amount of any Guarantee Obligation of any Guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary payment obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such Guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such Primary Obligation and the maximum amount for which such Guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of March 30, 2010, among the Company and the Dealer Managers named therein.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

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2.	Principal and Interest.

The Company promises to pay the principal of this Note on April 1, 2020.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 5.253% per annum.

Interest shall be payable semiannually in arrears (to the holders of record of this Note at the close of business on the March 15 or September 15 immediately preceding the interest payment date) on each interest payment date, commencing October 1, 2010.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. If: (i) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with the Commission on or prior to December 25, 2010, (ii) the Exchange Offer Registration Statement has been filed and declared effective but thereafter ceases to be effective or usable for its intended purpose prior to the consummation of the Registered Exchange Offer (as measured by the date the Registered Exchange Offer (as defined in the Registration Rights Agreement) is required to be consummated pursuant to Section 2(b) of the Registration Rights Agreement), (iii) neither the Registered Exchange Offer is consummated on or prior to March 25, 2011 nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective within 210 days after the date, if any, that the Company is obligated to file the Shelf Registration Statement pursuant to Section 2(b) of the Registration Rights Agreement, or (iv) the Shelf Registration Statement, if required to be filed by the Registration Rights Agreement, has become effective and thereafter either ceases to be effective or the prospectus contained therein ceases to be usable, in each case whether or not permitted by the Registration Rights Agreement, at any time during the Shelf Effectiveness Period (as defined in the Registration Rights Agreement), and such failure to remain effective or usable exists for more than 120 days (whether or not consecutive) in any 12-month period (each such event referred to in clauses (i) to (iv), a “Registration Default”), then a special interest premium (the “Special Interest Premium”) will accrue in respect of this Note from and including the day on which any Registration Default shall occur at a rate equal to 0.25% per annum. If the Exchange Offer Registration Statement is not declared effective on or prior to February 23, 2011 and the Company requests Holders of the Notes to provide the information called for pursuant to the Registration Rights Agreement for inclusion in the Shelf Registration Statement, the Notes owned by Holders who do not deliver such information to the Company when required by the Registration

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Rights Agreement will not be entitled to any such increase in the interest rate for any day after February 23, 2011. In the event of a Registration Default, the interest rate on the Notes will be reduced to the original interest rate for the Notes upon the date of a Registration Default Cure. “Registration Default Cure” means: (1) in the case of Registration Default under clause (i) above, the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement; (2) in the case of a Registration Default under clause (ii) above, (x) the Exchange Offer Registration Statement again becoming effective or usable (or a new Exchange Offer Registration Statement becoming effective or usable), (y) the consummation of the Registered Exchange Offer, or (z) the effectiveness of a Shelf Registration Statement; and (3) in the case of a Registration Default under clause (iii) above, (y) the consummation of the Registered Exchange Offer, or (z) the Shelf Registration Statement becoming effective. In the case of a Registration Default under clause (iv) above, the interest rate on the Notes will be reduced to the original interest rate for the Notes from the earlier of such date that the Shelf Registration Statement has again become effective or the prospectus contained therein again becomes usable (or the date a new Shelf Registration Statement becomes effective or a new prospectus becomes usable).

Interest on this Note shall accrue from the most recent date to which interest has been paid or provided for on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Interest not paid when due and any interest on principal, premium or interest not paid when due shall be paid to the Persons that are Holders on a special record date, which shall be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a business day. At least 15 days before a special record date, the Company shall send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

3.	Indenture.

This is one of the Securities issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of this Note include those stated in or otherwise provided in accordance with the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Note is subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of this Note shall control.

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This Note is a general unsecured obligation of the Company. The Indenture does not limit the original aggregate principal amount of the Notes, or any additional Securities that may be issued pursuant to the Indenture, and the Notes and all such additional Securities vote together for all purposes as a single class.

4.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

The Company may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points plus, in each case, accrued interest thereon to the redemption date.

There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on this Note to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

5.	Covenant Defeasance

The provisions in Article 8 of the Indenture relating to Discharge and Defeasance (including Sections 8.01, 8.05 and 8.06) shall be applicable to the Notes.

6.	Other Provisions.

In addition to the covenants set forth in Article 4 of the Indenture, this Note is subject to the following additional covenant:

Limitation on Indebtedness of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiaries, directly or indirectly, to create, incur, assume or suffer to exist any Indebtedness (which for purposes of this covenant shall include, without duplication, Guarantee Obligations) unless immediately thereafter the aggregate amount of (x) all Indebtedness of Restricted Subsidiaries

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(excluding (A) any Guarantee Obligations in respect of Indebtedness under the Credit Facility, and (B) Indebtedness owed to the Company or a Restricted Subsidiary, including any renewal or replacement of any of the obligations under clauses (A) or (B)), (y) the aggregate amount of indebtedness secured by Liens permitted under clause (11) of the definition of “Permitted Liens” contained in the Indenture and (z) the discounted present value of all net rentals payable under leases covered by Section 4.08 of the Indenture (and not expressly excluded therefrom) would not exceed the greater of $300 million or 15% of Consolidated Net Worth; provided, however, that, solely, for the purposes of this covenant, Indebtedness shall not include indebtedness incurred in connection with (a) overdraft or similar facilities related to settlement, clearing and related activities by a Restricted Subsidiary in the ordinary course of business consistent with past practice, (b) Purchased Receivables Financings, (c) to the extent the same constitutes Indebtedness, obligations in respect of net capital adjustments and/or earn-out arrangements pursuant to a purchase or acquisition otherwise permitted under the Indenture, (d) obligations under performance bonds, surety bonds and letter of credit obligations to provide security for worker’s compensation claims or other statutory obligations and obligations in respect of bank overdrafts not more than two days overdue, in each case, incurred in the ordinary course of business, (e) indebtedness owing to insurance companies to finance insurance premiums incurred in the ordinary course of business and (f) Guarantee Obligations with respect to Indebtedness and other liabilities otherwise permitted under the Indenture; and provided, further, that any Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary or other entity or (ii) assumed by the Company or a Subsidiary in connection with the acquisition of all or a portion of the business of such Person, shall not be deemed to be Indebtedness created, incurred, assumed or guaranteed by a Restricted Subsidiary or otherwise deemed to be Indebtedness of a Restricted Subsidiary for the purposes of this covenant. For purposes of this covenant only, “Indebtedness” shall not include any obligations of any Person under any Financing Lease if the obligations of the lessee in respect of such lease would not have been required to be capitalized on a balance sheet of the lessee under United States generally accepted accounting principles as in effect on the Issue Date.

7.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there shall be certain periods during which the Trustee may not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

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8.	Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations provided in the Indenture, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

9.	Amendment and Waiver.

The Indenture and this Note may be amended, or default thereunder may be waived, in accordance with provisions set forth in the Indenture.

10.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

11.	Governing Law.

The laws of the State of New York shall govern this Note, without regard to conflicts of law principles thereof.

12.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company shall furnish a copy of the Indenture to any Holder upon written request and without charge.

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[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

In connection with any transfer of this Note, unless this security is registered under the Securities Act, the undersigned confirms that:

Check One

[    ](a) This Note is being transferred inside the United States to (i) a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act or (ii) pursuant to any other available exemption from the registration requirements of the Securities Act.

or

[    ](b) This Note is being transferred outside the United States in compliance with Rule 903 or 904 under the Securities Act.

In addition, in each of the cases set forth above, such transfer will be in accordance with any applicable securities laws of any States of the United States or any other applicable jurisdiction.

In connection with any offer, sale or transfer pursuant to (a)(ii) above, the Company and the Trustee shall have the right, prior any such offer, sale or transfer, to require the delivery of an opinion of counsel, certification or other information reasonably satisfactory to each of them.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: [5]

By
To be executed by an executive officer

[5]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Registered Global Security for other Securities or a part of another Registered Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Registered Global Security	Amount of increase in principal amount of this Registered Global Security	Principal amount of this Registered Global Security following such decrease (or increase)	Signature of authorized officer of Trustee